Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Nos. 333- 19567,333-15183, 333-03122, 333-15023, 333-08803, 333-03122,
33-90498, 33-87820, 33- 87920, 33-86360) of DiversiFax, Inc. and Subsidiaries on
Form S-8, of our report dated March 7, 1997, appearing in the Annual Report on Form 10-KSB of DiversiFax, Inc. and Subsidiaries for the year ended November 30, 1996.

                              HOBERMAN, MILLER, GOLDSTEIN & LESSER, CPA'S, P.C.

March 7, 1997